UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                March 3, 2016

     DIVERSIFIED 2000 FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-32599 (Commission File Number)	13-4077759 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                               (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
Effective March 3, 2016, the registrant entered into an amended and restated alternative investment selling agent agreement (the “Agreement”) by and among the registrant, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“MSWM”).
Pursuant to the Agreement, MSWM (1) continues to serve as a non-exclusive agent of the registrant for the purpose of finding eligible investors for units of limited partnership interest in the registrant through offerings that are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder and (2) may provide advisory services to certain of the limited partners of the registrant.
No additional fees will be charged to the registrant as a result of the Agreement.  A party to the Agreement may terminate the Agreement by written notice to the other parties on thirty days’ prior written notice, or immediately under certain circumstances as provided in the Agreement.
The Agreement is filed herewith as Exhibit 10.1.
Item 9.01                          Financial Statements and Exhibits.
Exhibit No.	Description
10.1	Amended and Restated Alternative Investment Selling Agent Agreement, dated as of March 3, 2016, between the General Partner, MSWM and the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED 2000 FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: March 8, 2016